Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Neill Bellamy
1100 Boulders Parkway	Phone: 804/330-1211
Richmond, Virginia 23225	Fax: 804/330-1777
E-mail: invest@tredegar.com	E-mail: neill.bellamy@tredegar.com
Website: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR BOARD DECLARES 33% DIVIDEND INCREASE

RICHMOND, Va., August 2, 2012 – The board of directors of Tredegar Corporation (NYSE:TG) declared a quarterly dividend of six cents ($.06) per share on the company’s common stock, representing a six cent ($.06) or 33% increase in the dividend on an annualized basis.  The dividend is payable on October 1, 2012 to shareholders of record at the close of business on September 14, 2012.

Nancy M. Taylor, Tredegar’s president and chief executive officer, said, “The increase, our second dividend increase in less than two years, reinforces our commitment to create long-term value for our shareholders.”

Tredegar Corporation is primarily a manufacturer of plastic films and aluminum extrusions.  With approximately 2,000 employees, the company operates manufacturing facilities in North America, South America, Europe and Asia.

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